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                                    AGREEMENT
                                    ---------


THIS AGREEMENT dated August 12, 2004 between Gerry Anderson Productions PLC ("GAP"), 6 Sovereign Court, Graham Street, Birmingham B1 3JR, England and TriMedia Entertainment Group, Inc. ("TriMedia"), 101 Charles Drive, Bryn Mawr, PA 19010.

WHEREAS, GAP produces UK television programmes and films for distribution in the worldwide market and GAP has the rights to produce and develop a New Captain Scarlet Series based on the original series of Captain Scarlet. GAP is entitled to all merchandising and business opportunities relating to branding of the New Captain Scarlet Series that will include but not be limited to: creation of soundtrack album for New Captain Scarlet television series, sales of DVDs, videos, toys, feature films and computer games. Additionally, GAP is entitled to make further series and/or film(s) related to Captain Scarlet, and

WHEREAS, TriMedia is a multimedia entertainment company that develops, produces and distributes a broad range of music, motion picture and other filmed entertainment content and TriMedia's film subsidiary has a unique co-venture arrangement with Sony for the manufacture, distribution, promotion and marketing of entertainment content throughout the world, and

WHEREAS, TriMedia has the management, knowledge and experience in the production of music, television and film projects and has existing agreements with Sony for the manufacturing, distribution and worldwide marketing of DVD films and CDs, and

WHEREAS, the parties agree, that TriMedia will represent the New Captain Scarlet Series properties in all of North America (USA and Canada) and such other territories as are mutually agreed upon, and

WHEREAS, GAP and TriMedia both recognize the importance of the New Captain Scarlet Series to develop a solution for a branding strategy and the development and exploitation of the Captain Scarlet branded properties across all media platforms, and

WHEREAS, TriMedia has introduced GAP to Sony Wonder, a group of Sony Music Entertainment Inc. for the purpose of a business transaction involving the broadcast and master licensing of Gerry Anderson's New Captain Scarlet (the "Series") in consideration for a fee equal to five percent (5%) of the Gross Receipts realized by GAP from the activities of Sony (excluding revenues generated by sub agents or sub distributors appointed by Sony).

WHEREAS, GAP has negotiated a Term Sheet agreement with Sony Wonder relating to the exploitation of the Series. Both, GAP and TriMedia recognize the importance of the New Captain Scarlet Series to be broadcast via cable and television networks in North America and such other territories as are mutually agreed upon in order to create the market for Captain Scarlet merchandise, DVD/Home Video sales, video games, live action films and other media related opportunities, and to this end, GAP will provide Sony Wonder thirteen or twenty-six episodes of the New Captain Scarlet Series for the purposes of securing a broadcast arrangement with a major television network and/or cable network entity,



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WHEREAS, GAP agrees to acquire or shall arrange with Margetts for the purchase of shares of TriMedia common stock at a price per share of $0.65 for a total purchase price of not less than USD$1,000,000.00 upon entering the Term Sheet agreement with Sony Wonder relating to the New Captain Scarlet Series and GAP agrees to provide TriMedia with the option to purchase $1,000,000 of stock (for a period of 5 years from the date of this agreement) for the equivalent sterling value at the time at which the shares are purchased for 15% below the value placed on the shares by the GAP directors placed on the shares unless the shares are traded on a recognized exchange; and

WHEREAS, TriMedia agrees to act as GAP's agent in North America to oversee and monitor the operations of Sony Wonder with respect to the Series and report to GAP. In addition, TriMedia will also work with Sony where appropriate (subject to Sony's approval) on the exploitation of the series in North America.

NOW, THEREFORE, in consideration of the above promises it is agreed as follows:

1. DESCRIPTION OF TRANSACTION.

GAP produces UK television programmes and films for distribution in the worldwide market and GAP has the rights to produce and develop the Series based on the original series of Captain Scarlet. TriMedia is a multimedia entertainment company that develops, produces and distributes a broad range of music, motion picture and other filmed entertainment content. TriMedia has acted as agent to GAP in the introduction of GAP and the Series to Sony for the multimedia exploitation of the Series. The co-venture for the exploitation, development and representation of the New Captain Scarlet Series in North America and such other territories as are mutually agreed upon and/or co-venture relationship is hereinafter referred to as the Transaction.


2. TERMS AND CONDITIONS. The parties hereto agree to abide by the following terms and conditions.

   A.  PLACEMENT OF SHARES.
       --------------------

   (i) On execution of the Term Sheet agreement between GAP and Sony (and the receipt of $500,000 by GAP from Sony) then GAP (or investors introduced by Margetts) will purchase shares to the value of $1,000,000 in TriMedia at a price of $0.65 per share. The shares acquired by GAP (or investors introduced by Margetts) shall be granted piggyback registration rights by TriMedia when TriMedia files a registration statement that includes shares for resale (other than on Form S-4 or S-8) subject to completion by GAP (or investors introduced by Margetts) of any further documentation required by TriMedia's securities counsel for matters related to such registration statement. GAP/Margetts will complete this



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            transaction on a timely basis and TriMedia accepts that it may take a number of weeks in order for the transaction to be completed. However, in no event shall funding of the first $500,000 take longer than 5 business days from GAP's receipt of funds from Sony. GAP/Margetts acknowledge receipt of and agree to complete the documentation provided by TriMedia (e.g. Subscription Agreement and Purchaser Questionnaire) related to this investment.

   B.  TRIMEDIA AND GAP
       ----------------

   (i) TriMedia will be appointed by GAP as its agent in North America to oversee and monitor the operations of Sony and report to GAP.
   (ii) TriMedia will also work with Sony where appropriate (subject to Sony's approval) on the exploitation of the series in North America.

   C.  SOUND TRACK AND PUBLISHING RIGHTS
       ---------------------------------

   (i) TriMedia will negotiate with Sony to produce and exploit as a licensee a "New Captain Scarlet" sound track album using `marquee' artists through Charles Street, the Sony Music/TriMedia co-venture. TriMedia will negotiate with Sony to produce and distribute globally (excluding UK and Ireland) a "New Captain Scarlet" sound track album/DVD with Sony.
   (ii) The terms of these arrangements shall be on a normal, commercial basis.

   D.  TRIMEDIA FEE
       ------------

   (i) For purposes of this agreement, TriMedia is entitled to and will receive a fee equal to five percent (5%) of the Gross Receipts, realized by GAP from Sony's exploitation in North America of the rights granted Sony in the Term Sheet agreement (excluding revenues generated by sub agents or distributors appointed by Sony, if any) and any further agreements between GAP and Sony related thereto; plus five percent (5%) of the Gross Receipts realized by GAP from Sony's direct exploitation outside of North America of the rights granted Sony in the Term Sheet agreement (excluding revenues generated by sub agents or sub distributors appointed by Sony) and any further agreements between GAP and Sony related thereto.
   (ii) In furtherance hereof, TriMedia shall be entitled to receive or request from GAP and/or Sony accounting statements prepared by Sony for GAP pursuant to the business transactions between the parties.

   E.  TERM
       ----

   The term of this Agreement and the obligations related hereto shall remain in full force and effect for the equivalent term and period of time as the term is defined in the agreements between GAP and Sony and any amendments, extensions or further agreements related thereto.





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3. MISCELLANEOUS
   -------------

   (i) The parties agree that there will be no press release or other public disclosure of the proposed transaction contemplated hereby unless and until both parties shall agree to any such disclosure to third parties unless required by law.
   (ii) This Agreement may be executed by the parties in counterparts, all of which shall constitute one and the same original. The terms of this Agreement may be amended, modified or waived only in writing executed by the parties hereto.
   (iii) This Agreement replaces entirely the previous memorandum of understanding between Gerry Anderson Productions plc and Trimedia Entertainment Group Inc.



The parties agree to the terms and conditions outlined as evidenced by their signatures hereto.


GERRY ANDERSON PRODUCTIONS PLC              TRIMEDIA ENTERTAINMENT GROUP INC



By: /s/ Jim Reeve                           By: /s/ Christopher Schwartz
    ------------------------                    ------------------------
     JIM REEVE, MANAGING DIRECTOR                CHRIS SCHWARTZ, CHAIRMAN & CEO

Date: 24th August 2004                               Date: August 13, 2004